UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Forest Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

The following language appeared as Item 8.01 Other Events on Forest Oil Corporation’s Form 8-K filed October 27, 2014.

NOTICE OF INTENTION TO ENGAGE IN A REVERSE STOCK SPLIT AFTER COMPLETION OF COMBINATION WITH SABINE OIL & GAS

As previously disclosed, (1) on July 9, 2014, Forest Oil Corporation (“Forest” or the “Company”), Sabine Investor Holdings LLC (“Sabine Investor Holdings”), Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC (“Sabine”) and FR XI Onshore AIV, LLC (“AIV Holdings”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement” and the transactions contemplated therein, together, the “Combination”), and (2) a special meeting of Forest shareholders has been scheduled for November 20, 2014 to obtain shareholder approvals in connection with the Combination. If the requisite approvals are obtained and the other conditions to the transaction are met or waived, the Combination is expected to be completed in December 2014.

The purpose of this notice is to inform Forest shareholders that Forest intends to seek approval of an amendment to the Forest certificate of incorporation to cause a reverse stock split of Forest common shares. The exact ratio of the reverse stock split will be determined after completion of the Combination.

The purpose of the reverse stock split is to allow the combined company to meet the minimum price requirements under the New York Stock Exchange (the “NYSE”) listing standards.

Forest intends to seek shareholder approval for the reverse stock split concurrently with, and the reverse stock split would occur concurrently with, the reincorporation merger described in Forest’s definitive proxy statement dated October 20, 2014. If the Combination is completed and the reverse stock split is not approved, or the minimum public market value or other listing requirements are not met, the NYSE is expected to delist Forest’s common stock following the Combination.

In addition, Forest expects that it will receive a notice of noncompliance with the NYSE’s continued listing criteria based on the recent trading price of Forest’s common shares. If the Combination is not completed and the trading price of Forest’s common shares does not improve, Forest will be required to take mitigating action, including, potentially, seeking shareholder approval of a reverse stock split, to ensure that Forest will meet the minimum share price requirements for continued listing under the NYSE’s listing standards.

Additional Risk Factors

If the Combination is completed and a reverse stock split proposal is not subsequently approved, the NYSE is expected to delist Forest’s common stock, which could have an adverse impact on the liquidity and market price of the common stock of the combined company.

Following completion of the Combination, the NYSE will require Forest to meet its listing requirements, which include, among other things, a requirement that Forest’s common shares have a trading price above $4.00 per share. If the Combination is completed and a reverse stock split is not subsequently approved, Forest’s common shares are not expected to meet the minimum price requirement and are expected to be delisted from the NYSE, and Forest may have to move its common shares to trading on one of the over-the-counter markets.

A delisting of Forest’s common stock following completion of the Combination and Forest’s inability to list the stock on another national securities exchange could negatively impact Forest by: (i) reducing the liquidity and market price of Forest’s common stock; (ii) reducing the number of investors willing to hold or acquire Forest’s common stock, which could negatively impact Forest’s ability to raise equity financing; (iii) limiting Forest’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing Forest from accessing the public capital markets; and (iv) impairing Forest’s ability to provide equity incentives to its employees.

If the Combination is completed and Forest does not have a public float of $100 million, the NYSE is expected to delist Forest’s common stock, which could have an adverse impact on the liquidity and market price of the common stock of the combined company.

Following completion of the Combination, the NYSE will require Forest to meet its listing requirements, which include, among other things, a requirement that the market value of Forest’s publicly held common shares exceed $100 million. Shares held by any holder of 10% or more of the Forest shares after the Combination (which would include the current controlling equity holders of Sabine) will not be considered publicly held shares. Based on the recent trading range of Forest’s common shares, Forest may not meet this requirement at the time of the completion of the Combination. If the Combination is completed and the public float requirement is not met, Forest’s common shares are expected to be delisted from the NYSE, and Forest may have to move its common shares to trading on one of the over-the-counter markets.

A delisting of Forest’s common stock following completion of the Combination and Forest’s inability to list the stock on another national securities exchange could negatively impact Forest by: (i) reducing the liquidity and market price of Forest’s common stock; (ii) reducing the number of investors willing to hold or acquire Forest’s common stock, which could negatively impact Forest’s ability to raise equity financing; (iii) limiting Forest’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing Forest from accessing the public capital markets; and (iv) impairing Forest’s ability to provide equity incentives to its employees.

If the Combination is not completed and Forest cannot meet the NYSE’s continued listing requirements, the NYSE may delist Forest’s common stock, which could have an adverse impact on the liquidity and market price of Forest’s common stock.

The NYSE requires listed companies to maintain a minimum average closing price of $1.00 per share over any period of 30 consecutive trading days. Failure to do so results in notification from the NYSE that the listed entity has a cure period of six months to regain compliance or be delisted, which could result in the entity’s shares being traded on one of the over-the-counter markets.

As of October 27, 2014, the 30-day average closing price of Forest’s common shares was $1.09, and since October 7, 2014, the average closing price of Forest’s common shares has been below $1.00. If the Combination is not completed and the trading price of Forest’s common shares does not improve, Forest will be required to take mitigating action, including, potentially, seeking shareholder approval of a reverse stock split, for its common shares to remain qualified for continued listing on the NYSE. If Forest is unable to improve the trading price of its common shares, Forest may not meet the minimum price requirement for continued listing, Forest’s shares may be delisted from the NYSE and Forest may have to move its common shares to trading on one of the over-the-counter markets.

A delisting of Forest’s common stock and Forest’s inability to list the stock on another national securities exchange could negatively impact Forest by: (i) reducing the liquidity and market price of Forest’s common stock; (ii) reducing the number of investors willing to hold or acquire Forest’s common stock, which could negatively impact Forest’s ability to raise equity financing; (iii) limiting Forest’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing Forest from accessing the public capital markets; and (iv) impairing Forest’s ability to provide equity incentives to its employees.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the definitive proxy statement filed by Forest Oil Corporation. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the definitive proxy statement filed by Forest Oil Corporation. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.